UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 16, 2019

Commission File Number 001-38308

Greenpro Capital Corp.

(Exact name of registrant issuer as specified in its charter)

Nevada	98-1146821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 1701-1703, 17/F.,

The Metropolis Tower,

10 Metropolis Drive, Hung Hom,

Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code (852) 3111 -7718

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2019, the Company appointed Christophe Philippe Roland Bringuier (“Mr. Bringuier”), as an independent director to serve on the Company’s board of directors (the “Board”). Mr. Bringuier will serve on the Company’s Audit Committee and the Compensation Committee.

Mr. Bringuier, age 41, a French citizen, is currently living and working in Hong Kong. He has over 15 years of international exposure in France, India, PRC and Hong Kong. Mr. Bringuier has held various managerial positions in different industries such as banking, energy, direct marketing, watchmaking and financial services since 2001. Since 2018, he has served as the business transformation specialist of Equiom Group (HK) Limited, a company that provides end-to-end wealth protection and business support services to private clients, corporate clients and funds. Mr. Bringuier established his own consulting company in 2016, Itaque Consulting in Hong Kong, providing consulting services for business transformation, leadership and communication skill training and coaching courses for senior executives in various industries. From 2011 to 2016, he served as senior operations manager of Intertrust Group (HK) Limited, a company that delivers high-quality, tailored corporate, fund, capital market and private wealth services to its clients. In this role, Mr. Bringuier was in charge of internal audit, risk management and operational transformation processes. From 2007 to 2011, he served as project and marketing manager of Montrichard Watch Company Limited in Shenzhen, PRC, a watchmaking company with production plants in PRC and Switzerland, and offices in Europe, Asia and USA. Mr. Bringuier has expertise in process improvement, stakeholder management and project management in a complex, multicultural or cross-functional environment.

Mr. Bringuier graduated from the Institute of Engineering Sciences of Toulon and the Var (ISITV) with a Master’s Degree in Engineering in 2001. He completed accredited coach training programs and achieved certifications of International Coach Federation (ICF), Associate Certified Coach (ACC) and Institute of Executive Coaching and Leadership (IECL). He is a certified executive coach.

Mr. Bringuier does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive director. Mr. Bringuier is not a party to any transactions listed in Item 404(a) of Regulation S-K. Mr. Bringuier does not own any securities of the Company.

As compensation for services as an independent director, Mr. Bringuier shall receive a monthly fee of $500 in cash payable quarterly, commencing on January 1, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Independent Director Agreement, dated October 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP.
(Name of Registrant)

Date: October 16, 2019	By:	/s/ Lee Chong Kuang
	Title:	Chief Executive Officer,
President, Director
(Principal Executive Officer)

Date: October 16, 2019	By:	/s/ Loke Che Chan, Gilbert
	Title:	Chief Financial Officer, Secretary,
Treasurer, Director
(Principal Financial Officer and
Principal Accounting Officer)